EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Plan Administrator

Consolidated Graphics, Inc. Employee 401(k) Savings Plan:

We consent to the incorporation by reference in the Registration Statement of Consolidated Graphics, Inc. on Form S-8 (No. 333-18435) of our Report dated June 3, 2005, on our audit of the financial statements and required supplemental schedules of the Consolidated Graphics, Inc. Employee 401(k) Savings Plan as of and for the years ended December 31, 2004 and 2003, which report is included in this Annual Report on Form 11-K.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas

June 29, 2005